SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF CERTAIN DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 19, 2008, Charter Communications, Inc. ("Charter") announced that it has named Eloise E. Schmitz Executive Vice President and Chief Financial Officer of Charter effective July 1, 2008. Ms. Schmitz has served as Senior Vice President and Interim Chief Financial Officer since April 4, 2008.

Prior to assuming the Interim Chief Financial Officer role, Ms. Schmitz, 43, served as Senior Vice President, Strategic Planning.  Ms. Schmitz joined Charter in 1998 and has served in roles of increasing responsibility in finance and strategic planning since that time.

Charter also announced that Robert A. Quigley, Executive Vice President and Chief Marketing Officer, is resigning his position, effective July 1, 2008.  Mr. Quigley will remain with Charter as an employee in an advisory role until he retires at the end of the year.

The press releases announcing Ms. Schmitz's appointment and Mr. Quigley's retirement are attached hereto as Exhibits 99.1 and 99.2, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 5.02

Exhibit Number	Description

99.1	Press release announcing the appointment of Eloise E. Schmitz Executive Vice President and Chief Financial Officer dated June 19, 2008. *
99.2	Press release announcing the retirement of Robert A. Quigley, Executive Vice President and Chief Marketing Officer dated June 19, 2008. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CHARTER COMMUNICATIONS, INC.
                      Registrant

Dated: June 23, 2008

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing the appointment of Eloise E. Schmitz Executive Vice President and Chief Financial Officer dated June 19, 2008. *
99.2	Press release announcing the retirement of Robert A. Quigley, Executive Vice President and Chief Marketing Officer dated June 19, 2008. *

* filed herewith